Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF 11 3/8 % SENIOR SECURED NOTES DUE 2013, SERIES A
IN EXCHANGE FOR
11 3/8 % SENIOR SECURED NOTES DUE 2013, SERIES B

INTERFACE, INC.

This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Interface, Inc., a Georgia corporation (the “Company”), who wishes to tender 11 3/8 % Senior Secured Notes due 2013, Series A (the “Outstanding Notes”) to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” of the Company’s Prospectus, dated ___________   ___, 2009 (the “Prospectus”) and in Instruction 2 to the related Letter of Transmittal.  Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery and a duly executed Letter of Transmittal prior to the Expiration Date (as defined below) of the Exchange Offer.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON _____________   ____, 2009, UNLESS EXTENDED (THE “EXPIRATION DATE”).  OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME UP TO THE DAY BEFORE THE EXPIRATION DATE.

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The Exchange Agent for the Exchange Offer is: U.S. Bank National Association

By Hand/Overnight Courier/Mail:	By Facsimile:
U.S. Bank National Association West Side Flats Operations Center	(651) 495-8158 Attention: Specialized Finance
Attention: Specialized Finance 60 Livingston Avenue Mail Station—EP-MN-WS2N	Confirm by Telephone: (800) 934-6802
St. Paul, Minnesota 55107-2292	(For Eligible Institutions Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.  If the space below is inadequate, list the certificate numbers and principal amounts on a separate signed schedule and affix the list to this Notice of Guaranteed Delivery.

The undersigned hereby tenders the Outstanding Notes listed below:

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Name(s) and Address(es) of Registered Holder(s)	Aggregate Principal Amount*	Certificate Numbers**

Attached separate schedule if necessary

*
Unless otherwise indicated, any tendering Holder of Outstanding Notes will be deemed to have tendered the entire aggregate principal amount represented by such Outstanding Notes.  All tenders must be in integral multiples of $1,000.

     ** Need not be completed by book-entry Holders.

PLEASE SIGN AND COMPLETE

                Date: _________________________

Signature(s) of Registered Holder(s) or Authorized Signatory:                                                                                                   Name(s) of Registered Holder(s):
___________________________________________                                                                                                           __________________________________
___________________________________________                                                                                                           __________________________________
___________________________________________                                                                                                           __________________________________
                                                   (Please Print)
Address:
___________________________________________
___________________________________________                                                                                                           Area Code and Telephone No:
___________________________________________                                                                                                           ________________________
           (Please Print, Including Zip Code)

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by a person(s) authorized to become a Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Names(s):                                                                                                 Capacity:
________________________________________                                                                                     ________________________________________
________________________________________                                                                                     ________________________________________
________________________________________                                                                                     ________________________________________
                          (Please Print)
Address(es):
_________________________________________
_________________________________________
_________________________________________
         (Print Address, Including Zip Code)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or an agent’s message in lieu thereof) together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility) as described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., Eastern Time, within three (3) Nasdaq Stock Market trading days following the Expiration Date.

Name of Firm: _____________________________________ Authorized Signature:________________________________

Name:____________________________________________

Title:  ____________________________________________
(Please Type or Print)
Address:  _________________________________________
__________________________________________
__________________________________________
     (Please Type or Print, Including Zip Code)

Area Code and Telephone Number:_____________________

Date: __________________, 2009

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM.  ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery or facsimile hereof, and any other documents required by this Notice of Guaranteed Delivery, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., Eastern Time, on the Expiration Date.  The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the Holder, and the delivery will be deemed made only when actually received by the Exchange Agent.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service.  In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date.  No Notice of Guaranteed Delivery should be sent to the Company.  For a complete description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2.  SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.  If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.  If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus.  Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.